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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT


                                 MARCH 16, 2001
               (Date of Report - Date of Earliest Event Reported)


                                    33-21085
                            (Commission File Number)


                                NEW SYSTEMS, INC.


          NEVADA                                                 87-0454377
(State or other jurisdiction of                                (IRS Employer
incorporation or organization)                               Identification No.)


                               5 Clancy Lane South
                         Rancho Mirage, California 92270
                    (Address of Principal Executive Offices)


                                 (760) 346-5961
                         (Registrant's Telephone Number)


                                      NONE
              (Former Name, Former Address and Former Fiscal Year,
                         if changed since last report)

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ITEM 1. CHANGES IN CONTROL OF REGISTRANT

     The Company has for some period of time been seeking to locate an existing business or business assets with which the Company could enter into a merger or acquisition. Despite investigation of several possible merger or acquisition targets, the Company's efforts have thus far been unsuccessful. As a result, the Company's management determined to seek assistance in revitalizing those efforts.

     After several discussions, the Company reached agreement with Ram Venture Holdings Corp., a publicly held Florida investment management company, to acquire a substantial ownership position in the Company's common stock and to assume a leadership role in seeking a suitable merger or acquisition candidate. Ram Venture Holdings Corp. and its affiliates have purchased a total of 819,984 shares, representing 52.8% of the Company's common stock, including 360,000 shares of the Company's authorized previously unissued common stock acquired for the sum of Fifty Thousand ($50,000) dollars.

     With the new issuance of the stock purchased by Ram Venture Holdings Corp., the Company now has 1,553,000 shares of its common stock issued and outstanding of its authorized total of 250 million shares.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       NEW SYSTEMS, INC.



Dated: March 20, 2001                  By: /s/ William R. Parsons
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                                          William R. Parsons, President


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